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                                                                      EXHIBIT 23

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement Nos. 33-44581, 33-44582, 33-45491, 333-39738 and 333-66426 of Public Service
Enterprise Group Incorporated on Form S-8 and Registration Statement Nos. 33-49123 and 333-47714 of Public Service Enterprise Group Incorporated on Form S-3 of our report dated February 15, 2002, appearing in this Annual Report on Form 10-K of Public Service Enterprise Group Incorporated for the year ended December 31, 2001.


DELOITTE & TOUCHE LLP


Parsippany, New Jersey
February 28, 2002